Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President and
Chief Risk Officer
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo Reports Historic First Quarter 2022 Earnings;
Net Income of $17.1 Million up 21.3% over the prior year quarter

Glenville, New York – April 21, 2022

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced historic earnings which sets the tone for 2022.  First quarter net income was $17.1 million or $0.890 diluted earnings per share, compared to net income of $14.1 million or $0.730 diluted earnings per share for the first quarter 2021.  Average residential loans, our primary lending focus, were up $218.6 million, or 5.8%, and average deposits were up $223.4 million or 4.4% for the first quarter 2022 over the same period a year earlier.

Overview

Robert J. McCormick, Chairman, President and Chief Executive Officer said “The most meaningful success is that which is sustained over the long-term.  TrustCo’s tried and true approach to banking and the resulting strongly-liquid balance sheet has us well positioned as rates increase.  TrustCo today announces, as it has many times before, that loan growth is up, deposits are up, credit quality remains solid, and expenses are down.  In other words, we are sustaining financial performance that makes us ever stronger and more efficient.  The Company continues to grow shareholder equity and stands proudly atop its 120-year history as part of the foundation upon which the communities we serve are built.  This performance is the result of sound strategy, consistently applied against our ever-present commitment to paying a dependable and meaningful dividend to our owners.”

Details
Average loans were up $195.2 million or 4.6% in the first quarter 2022 over the same period in 2021.  Average residential loans, our primary lending focus, were up $218.6 million, or 5.8%, in the first quarter 2022 over the same period in 2021.  Average deposits were up $223.4 million or 4.4% for the first quarter 2022 over the same period a year earlier.  The increase in deposits during the first quarter of 2022 was the result of a $521.2 million or 13.7% increase in total average core deposit accounts, which consist of interest bearing and non-interest bearing checking, savings and money market deposits, offset by a decrease in average time deposits of $297.8 million or 23.6%, for the first quarter 2022 over the same period in 2021.  Within average core deposits, checking balances were up $242.2 million or 13.8% (including interest bearing and non-interest bearing checking balances), money market balances were up $66.1 million or 9.1%, and savings balances were up $212.9 million or 16.2%.  We believe the increase in core deposits continues to reflect the desire of customers to have additional funds in the safety and security offered by TrustCo’s long history of conservative banking.  As we move forward, the objective is to encourage customers to retain these additional funds in the expanded product offerings of the Bank through aggressive marketing and product differentiation.  As of March 31, 2022, there were no pandemic related loans in deferral and 87 Paycheck Protection Program (“PPP”) loans totaling approximately $3 million remain outstanding.

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The cost of interest bearing liabilities decreased to 0.10% in the first quarter 2022 from 0.21% in the first quarter 2021.  A significant portion of our CD portfolio (time deposits) repriced during the last year, which resulted in lower rates due to ongoing market conditions. The net interest margin for the first quarter 2022 was 2.66%, down 3 basis points from 2.69% in the fourth quarter of 2021, and down 12 basis points from 2.78% in the first quarter of 2021.  Net interest income (TE) was relatively flat over the same period as last year.

TrustCo continued to demonstrate its ability to grow shareholders’ equity as average equity was up $26.8 million or 4.7% in the first quarter of 2022 compared to the same period in 2021.  Return on average assets and return on average equity for the first quarter 2022 were 1.12% and 11.60%, respectively, compared to 0.96% and 10.01% for the first quarter 2021.  Improving efficiencies to reduce costs continues to remain a key area of focus.  Salaries and benefits expense decreased $3.2 million over the same period in the prior year as a result of a true-up to the incentive compensation accrual upon payout in the first quarter of 2022, as well as decreases in various other employee benefit plan expenses.  We do expect salaries and benefits expense to return to historical levels in future quarters.  The Bank also purchased 18 thousand shares of stock in the first quarter of 2022 under the previously announced stock repurchase plan.  As discussed in prior quarters, on May 28, 2021, a Reverse Stock Split of the Company’s Common Stock at a ratio of 1 for 5 was implemented.  For all periods presented share and per share information, and common stock and surplus amounts have been split adjusted.  The Board of Directors believes that the higher per share trading price that resulted from the Reverse Stock Split will generate greater investor interest in TrustCo and improve the marketability of the shares to a broader range of investors. The Board of Directors also believes that the Reverse Stock Split has resulted in the number of our shares of outstanding common stock that is similar to the number of outstanding shares of common stock of comparable financial institutions.

Asset quality and loan loss reserve measures have continued to improve as a result of low levels of nonperforming assets and chargeoffs.  Nonperforming loans (NPLs) were $19.4 million at March 31, 2022, compared to $21.6 million at March 31, 2021.  NPLs were 0.43% and 0.51% of total loans at March 31, 2022 and 2021, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 237.8% at March 31, 2022, compared to 231.1% at March 31, 2021.  Nonperforming assets (NPAs) were $19.7 million at March 31, 2022, compared to $22.1 million at March 31, 2021.  The Company adopted Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“CECL”) effective January 1, 2022.  TrustCo recorded a net decrease to retained earnings of $3.5 million upon adoption of the new accounting standard. The transition adjustment at January 1, 2022 included a $2.4 million increase in the allowance for credit losses on loans, a $2.3 million increase in the allowance for estimated credit losses on unfunded off-balance sheet credit exposures, and a corresponding increase in deferred tax assets of $1.2 million.  The Company recorded a credit to provision for credit losses of $200 thousand, which includes a credit to provision for credit losses on loans of $500 thousand as a result of improving unemployment and housing price forecasts, offset by a provision for credit losses on unfunded commitments of $300 thousand as a result of a corresponding increase in unfunded loans.  The allowance for credit losses on loans was $46.2 million at March 31, 2022, compared to $50.0 million at March 31, 2021.  The ratio of allowance for credit losses on loans to total loans was 1.03% as of March 31, 2022 compared to 1.17% as of March 31, 2021.

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Net recoveries for the first quarter 2022 were $58 thousand versus net recoveries in the first quarter 2021 of $46 thousand.  The annualized net (recoveries) chargeoffs ratio was (0.01)% for the first quarter 2022 versus 0.00% in the first quarter of 2021.

At both March 31, 2022 and 2021 the equity to asset ratio was 9.44%.  Book value per share at March 31, 2022 was $30.85, up 4.2% compared to $29.60 a year earlier.

TrustCo Bank Corp NY is a $6.3 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 144 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2022.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

Those wishing to participate in the call may dial toll-free for the United States at 1-844-200-6205, for Canada at 1-833-950-0062, and all other locations at 1-929-526-1599, Access code 630692.  A replay of the call will be available for thirty days by dialing toll-free for the United States at 1-866-813-9403, for Canada at 1-226-828-7578, and all other locations at +44-204-525-0658, Access code 640611.  The call will also be audio webcast at https://events.q4inc.com/attendee/372562324, and will be available for one year.

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Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2022, including our expectations regarding the effects of the economic environment on our financial results, our ability to retain customers and the amount of customers’ business, including deposit balances, with us, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network and our ability to capitalize on economic changes in the areas in which we operate.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by the effects of the COVID-19 pandemic and macroeconomic or geopolitical concerns related to inflation, rising interest rates and the war in Ukraine. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  the effects of inflation and inflationary pressures and changes in monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; the impact of the actions taken by governmental authorities to contain the COVID-19 pandemic or address the impact of the pandemic on the economy, and the effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; changes in and uncertainty related to benchmark interest rates used to price loans and deposits; future business strategies related to the implementation of CECL; credit risks and risks from concentrations (by geographic area and by loan product) within our loan portfolio; changes in local market areas and general business and economic trends, as well as changes in consumer spending and savings habits; and our ability to assess and react effectively to such changes; our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of us and Trustco Bank and the continued receipt of approvals from our primary federal banking regulators under regulatory rules to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio;  the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; changes in management personnel; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; technological changes and electronic, cyber and physical security breaches; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	3/31/2022		12/31/2021		3/31/2021
Summary of operations
Net interest income (TE)	$40,096		40,292		40,107
(Credit) Provision for credit losses	(200)		(3,000)		350
Noninterest income	5,183		4,526		4,428
Noninterest expense	22,765		26,190		25,335
Net income	17,089		16,241		14,083

Per share (4)
Net income per share:
- Basic	$0.890		0.845		0.730
- Diluted	0.890		0.845		0.730
Cash dividends	0.350		0.350		0.341
Book value at period end	30.85		31.28		29.60
Market price at period end	31.93		33.31		36.85

At period end
Full time equivalent employees	769		759		820
Full service banking offices	144		147		148

Performance ratios
Return on average assets	1.12%		1.05		0.96
Return on average equity	11.60		10.92		10.01
Efficiency (1)	50.55		58.50		56.35
Net interest spread (TE)	2.63		2.67		2.74
Net interest margin (TE)	2.66		2.69		2.78
Dividend payout ratio	39.36		41.42		46.65

Capital ratios at period end
Consolidated tangible equity to tangible assets (2)	9.43%		9.69		9.44
Consolidated equity to assets	9.44%		9.70		9.44

Asset quality analysis at period end
Nonperforming loans to total loans	0.43		0.42		0.51
Nonperforming assets to total assets	0.31		0.31		0.36
Allowance for credit losses on loans to total loans	1.03		1.00		1.17
Coverage ratio (3)	2.4	x	2.4	x	2.3	x

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for credit losses on loans divided by total nonperforming loans.
(4)	All periods presented have been adjusted for the 1 for 5 reverse stock split which occurred on May 28, 2021.

TE = Taxable equivalent

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Interest and dividend income:
Interest and fees on loans	$39,003	39,655	39,488	39,808	40,217
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	86	76	91	97	50
State and political subdivisions	1	-	1	-	1
Mortgage-backed securities and collateralized mortgage obligations - residential	1,087	1,073	1,038	1,167	1,237
Corporate bonds	233	206	220	323	316
Small Business Administration - guaranteed participation securities	154	165	181	193	206
Other securities	2	4	5	5	6
Total interest and dividends on securities available for sale	1,563	1,524	1,536	1,785	1,816

Interest on held to maturity securities:

Mortgage-backed securities and collateralized mortgage obligations - residential	90	97	104	111	123
Total interest on held to maturity securities	90	97	104	111	123

Federal Reserve Bank and Federal Home Loan Bank stock	62	62	64	65	69

Interest on federal funds sold and other short-term investments	572	432	470	286	270
Total interest income	41,290	41,770	41,662	42,055	42,495

Interest expense:
Interest on deposits:
Interest-bearing checking	44	42	38	46	52
Savings	156	149	154	162	159
Money market deposit accounts	214	201	202	236	283
Time deposits	546	865	1,149	1,261	1,666
Interest on short-term borrowings	234	221	232	228	228
Total interest expense	1,194	1,478	1,775	1,933	2,388

Net interest income	40,096	40,292	39,887	40,122	40,107

Less: (Credit) Provision for credit losses	(200)	(3,000)	(2,800)	-	350
Net interest income after provision for loan losses	40,296	43,292	42,687	40,122	39,757

Noninterest income:
Trustco Financial Services income	1,833	1,766	1,558	1,999	2,035
Fees for services to customers	2,801	2,578	2,531	2,486	2,204
Other	549	182	206	203	189
Total noninterest income	5,183	4,526	4,295	4,688	4,428

Noninterest expenses:
Salaries and employee benefits	9,239	11,984	11,909	12,403	12,425
Net occupancy expense	4,529	4,569	4,259	4,328	4,586
Equipment expense	1,588	1,758	1,628	1,600	1,631
Professional services	1,467	1,579	1,483	1,614	1,432
Outsourced services	2,280	1,950	2,015	2,169	2,250
Advertising expense	617	762	310	549	354
FDIC and other insurance	812	780	746	777	707
Other real estate expense (income), net	11	(28)	32	(60)	239
Other	2,222	2,836	2,315	2,060	1,711
Total noninterest expenses	22,765	26,190	24,697	25,440	25,335

Income before taxes	22,714	21,628	22,285	19,370	18,850
Income taxes	5,625	5,387	5,523	4,937	4,767

Net income	$17,089	16,241	16,762	14,433	14,083

Net income per common share (1):
- Basic	$0.890	0.845	0.871	0.749	0.730

- Diluted	0.890	0.845	0.871	0.748	0.730

Average basic shares (in thousands)	19,209	19,216	19,249	19,281	19,287
Average diluted shares (in thousands)	19,210	19,218	19,252	19,290	19,293

Note: Taxable equivalent net interest income	$40,096	40,292	39,888	40,122	40,107

(1)	All periods presented have been adjusted for the 1 for 5 reverse stock split which occurred on May 28, 2021.

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
ASSETS:

Cash and due from banks	$47,526	48,357	45,486	47,766	45,493
Federal funds sold and other short term investments	1,225,022	1,171,113	1,147,853	1,134,622	1,094,880
Total cash and cash equivalents	1,272,548	1,219,470	1,193,339	1,182,388	1,140,373

Securities available for sale:
U. S. government sponsored enterprises	62,059	59,179	59,749	74,579	74,465
States and political subdivisions	41	41	48	48	48
Mortgage-backed securities and collateralized mortgage obligations - residential	244,045	270,798	293,585	315,656	348,317
Small Business Administration - guaranteed participation securities	28,086	31,674	34,569	37,199	39,232
Corporate bonds	74,089	45,337	45,915	54,647	64,839
Other securities	671	684	686	686	686
Total securities available for sale	408,991	407,713	434,552	482,815	527,587

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	9,183	9,923	10,701	11,665	12,729
Total held to maturity securities	9,183	9,923	10,701	11,665	12,729

Federal Reserve Bank and Federal Home Loan Bank stock	5,604	5,604	5,604	5,604	5,506

Loans:
Commercial	192,408	200,200	204,679	214,164	217,021
Residential mortgage loans	4,026,434	3,998,187	3,951,285	3,892,351	3,807,837
Home equity line of credit	236,117	230,976	231,314	234,214	235,644
Installment loans	9,395	9,416	9,451	8,638	8,670
Loans, net of deferred net costs	4,464,354	4,438,779	4,396,729	4,349,367	4,269,172

Less: Allowance for credit losses on loans	46,178	44,267	47,350	50,155	49,991
Net loans	4,418,176	4,394,512	4,349,379	4,299,212	4,219,181

Bank premises and equipment, net	32,644	33,027	33,233	33,691	34,012
Operating lease right-of-use assets	48,569	48,090	45,836	45,825	46,614
Other assets	86,158	78,207	62,191	61,378	60,455

Total assets	$6,281,873	6,196,546	6,134,835	6,122,578	6,046,457

LIABILITIES:
Deposits:
Demand	$835,281	794,878	790,663	765,193	718,343
Interest-bearing checking	1,225,093	1,191,304	1,148,593	1,152,901	1,141,595
Savings accounts	1,553,152	1,504,554	1,433,130	1,409,556	1,362,141
Money market deposit accounts	796,275	782,079	744,051	732,963	719,580
Time deposits	940,215	995,314	1,124,581	1,169,907	1,231,263
Total deposits	5,350,016	5,268,129	5,241,018	5,230,520	5,172,922

Short-term borrowings	248,371	244,686	230,770	237,791	229,950
Operating lease liabilities	53,094	52,720	50,515	50,586	51,449
Accrued expenses and other liabilities	37,497	29,883	25,849	25,088	21,105

Total liabilities	5,688,978	5,595,418	5,548,152	5,543,985	5,475,426

SHAREHOLDERS' EQUITY:
Capital stock (1)	20,046	20,046	20,042	20,041	20,044
Surplus (1)	256,661	256,661	256,565	256,536	256,674
Undivided profits	355,948	349,056	339,554	329,350	321,486
Accumulated other comprehensive (loss) income, net of tax	(2,369)	12,147	7,304	7,840	7,268
Treasury stock at cost	(37,391)	(36,782)	(36,782)	(35,174)	(34,441)

Total shareholders' equity	592,895	601,128	586,683	578,593	571,031

Total liabilities and shareholders' equity	$6,281,873	6,196,546	6,134,835	6,122,578	6,046,457

Outstanding shares (in thousands)	19,202	19,220	19,216	19,265	19,288

(1)	All periods presented have been adjusted for the 1 for 5 reverse stock split which occurred on May 28, 2021.

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$187	112	176	150	125
Real estate mortgage - 1 to 4 family	17,065	16,574	17,878	18,466	19,826
Installment	33	37	32	43	32
Total non-accrual loans	17,285	16,723	18,086	18,659	19,983
Other nonperforming real estate mortgages - 1 to 4 family	16	17	19	20	22
Total nonperforming loans	17,301	16,740	18,105	18,679	20,005
Other real estate owned	269	362	511	251	420
Total nonperforming assets	$17,570	17,102	18,616	18,930	20,425

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	2,109	2,016	2,066	2,142	1,626
Installment	8	-	-	-	-
Total non-accrual loans	2,117	2,016	2,066	2,142	1,626
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	2,117	2,016	2,066	2,142	1,626
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$2,117	2,016	2,066	2,142	1,626

Total
Loans in nonaccrual status:
Commercial	$187	112	176	150	125
Real estate mortgage - 1 to 4 family	19,174	18,590	19,944	20,608	21,452
Installment	41	37	32	43	32
Total non-accrual loans	19,402	18,739	20,152	20,801	21,609
Other nonperforming real estate mortgages - 1 to 4 family	16	17	19	20	22
Total nonperforming loans	19,418	18,756	20,171	20,821	21,631
Other real estate owned	269	362	511	251	420
Total nonperforming assets	$19,687	19,118	20,682	21,072	22,051

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$36	-	30	-	(32)
Real estate mortgage - 1 to 4 family	(97)	52	(39)	(136)	(2)
Installment	3	31	14	(27)	(14)
Total net (recoveries) chargeoffs	$(58)	83	5	(163)	(48)

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	-	-	-	(1)	-
Installment	-	-	-	-	2
Total net (recoveries) chargeoffs	$-	-	-	(1)	2

Total
Commercial	$36	-	30	-	(32)
Real estate mortgage - 1 to 4 family	(97)	52	(39)	(137)	(2)
Installment	3	31	14	(27)	(12)
Total net (recoveries) chargeoffs	$(58)	83	5	(164)	(46)

Asset Quality Ratios

Total nonperforming loans (1)	$19,418	18,756	20,171	20,821	21,631
Total nonperforming assets (1)	19,687	19,118	20,682	21,072	22,051
Total net (recoveries) chargeoffs (2)	(58)	83	5	(164)	(46)

Allowance for credit losses on loans (1)	46,178	44,267	47,350	50,155	49,991

Nonperforming loans to total loans	0.43%	0.42%	0.46%	0.48%	0.51%
Nonperforming assets to total assets	0.31%	0.31%	0.34%	0.34%	0.36%
Allowance for credit losses on loans to total loans	1.03%	1.00%	1.08%	1.15%	1.17%
Coverage ratio (1)	237.8%	236.0%	234.7%	240.9%	231.1%
Annualized net (recoveries) chargeoffs to average loans (2)	-0.01%	0.01%	0.00%	-0.02%	0.00%
Allowance for credit losses on loans to annualized net (recoveries) chargeoffs (2)	N/A	133.3	x	2367.5	x	N/A	N/A

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)	Three months ended March 31, 2022			Three months ended March 31, 2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$61,755	86	0.55%	$51,649	50	0.38%
Mortgage backed securities and collateralized mortgage obligations - residential	261,124	1,087	1.67	327,614	1,237	1.51
State and political subdivisions	41	1	6.73	50	1	6.47
Corporate bonds	52,977	233	1.76	63,334	316	1.99
Small Business Administration - guaranteed participation securities	29,871	154	2.06	39,582	206	2.09
Other	686	2	1.17	686	6	3.50

Total securities available for sale	406,454	1,563	1.54	482,915	1,816	1.50

Federal funds sold and other short-term Investments	1,187,201	572	0.20	1,029,570	270	0.11

Held to maturity securities:

Mortgage backed securities and collateralized mortgage obligations - residential	9,541	90	3.79	13,273	123	3.70

Total held to maturity securities	9,541	90	3.79	13,273	123	3.70

Federal Reserve Bank and Federal Home Loan Bank stock	5,604	62	4.43	5,506	69	5.01

Commercial loans	194,989	2,525	5.18	212,781	2,945	5.54
Residential mortgage loans	4,007,886	34,197	3.42	3,789,256	34,852	3.69
Home equity lines of credit	232,535	2,125	3.71	238,379	2,259	3.84
Installment loans	8,974	156	7.03	8,795	161	7.41

Loans, net of unearned income	4,444,384	39,003	3.52	4,249,211	40,217	3.80

Total interest earning assets	6,053,184	41,290	2.74	5,780,475	42,495	2.95

Allowance for credit losses on loans	(46,759)			(49,945)
Cash & non-interest earning assets	207,308			199,769

Total assets	$6,213,733			$5,930,299

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,191,496	44	0.01%	$1,084,572	52	0.02%
Money market accounts	791,689	214	0.11	725,570	283	0.16
Savings	1,527,975	156	0.04	1,315,049	159	0.05
Time deposits	964,158	546	0.23	1,261,963	1,666	0.54

Total interest bearing deposits	4,475,318	960	0.09	4,387,154	2,160	0.20
Short-term borrowings	248,535	234	0.38	223,807	228	0.41

Total interest bearing liabilities	4,723,853	1,194	0.10	4,610,961	2,388	0.21

Demand deposits	808,695			673,428
Other liabilities	83,633			75,143
Shareholders' equity	597,552			570,767

Total liabilities and shareholders' equity	$6,213,733			$5,930,299

Net interest income, tax equivalent		40,096			40,107

Net interest spread			2.63%			2.74%

Net interest margin (net interest income to total interest earning assets)			2.66%			2.78%

Tax equivalent adjustment		0			0

Net interest income		40,096			40,107

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)
	3/31/2022	12/31/2021	3/31/2021

Tangible Equity to Tangible Assets
Total Assets (GAAP)	$6,281,873	6,196,546	6,046,457
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	6,281,320	6,195,993	6,045,904

Equity (GAAP)	592,895	601,128	571,031
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	592,342	600,575	570,478
Tangible Equity to Tangible Assets (Non-GAAP)	9.43%	9.69%	9.44%
Equity to Assets (GAAP)	9.44%	9.70%	9.44%

	Three months ended
Efficiency Ratio	3/31/2022	12/31/2021	3/31/2021

Net interest income (fully taxable equivalent) (Non-GAAP)	$40,096	40,292	40,107
Non-interest income (GAAP)	5,183	4,526	4,428
Less: Net gain on sale of building	268	-	-
Revenue used for efficiency ratio (Non-GAAP)	45,011	44,818	44,535

Total noninterest expense (GAAP)	22,765	26,190	25,335
Less: Other real estate expense (income), net	11	(28)	239
Expense used for efficiency ratio (Non-GAAP)	22,754	26,218	25,096

Efficiency Ratio	50.55%	58.50%	56.35%

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